FOR IMMEDIATE RELEASE
August 16, 2004

Contacts:       Bob Fort
757-629-2710
Norfolk Southern Corp. (Media inquiries)

Leanne Marilley
757-629-2861
Norfolk Southern Corp.
(Investor inquiries)

NORFOLK SOUTHERN COMMENCES EXCHANGE OFFER

NORFOLK, VA. - Norfolk Southern Corporation ("Norfolk Southern") (NYSE: NSC) announced today that it is has commenced an offer to exchange new unsecured Norfolk Southern debt securities for a portion of its 7.35% notes due May 15, 2007. The purpose of the exchange offer is to extend the maturity of a portion of such notes to September 17, 2014.

                The exchange offer will expire at 5 p.m., New York City time, on September 14, 2004, unless extended.

Under the terms of the exchange offer, Norfolk Southern will exchange up to $400 million aggregate principal amount of its outstanding 7.35% notes due May 15, 2007, for new notes maturing on September 17, 2014, which will bear interest at a rate per annum equal to the sum of (a) the yield on the 4.25% U.S. Treasury Note due August 15, 2014, as of 2 p.m., New York City time, on the second business day prior to the expiration date, and (b) 110 basis points.

The total exchange price for the old notes is equal to the price per $1,000 principal amount of the old notes intended to result in a yield to maturity on the settlement date equal to the sum of: (i) the bid-side yield on the 3.125% U.S. Treasury Note due May 15, 2007 calculated on the second business day prior to the expiration date and (ii) 35 basis points.  The total exchange price includes an early participation payment of $5.00 in cash per $1,000 principal amount of the old notes tendered, which will be paid only to holders who validly tender their old notes and do not withdraw their tenders on or prior to 5 p.m., New York City time, on August 27, 2004.  Holders validly tendering their old notes after 5 p.m., New York City time, on such date but on or before 5 p.m. on the expiration date will receive the total exchange price less the early participation payment.  As described in more detail in the Prospectus dated August 16, 2004, only holders whose tenders are accepted by Norfolk Southern will receive the total exchange price, or the total exchange price less the early participation payment, in exchange for their old notes.

Merrill Lynch & Co. is the dealer manager for the exchange offer.

Norfolk Southern through its Norfolk Southern Railway Company subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing connections to western rail carriers. Norfolk Southern operates an extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

This press release contains forward-looking statements which speak only as of the date they are made, and Norfolk Southern or any of its respective subsidiaries does not undertake any obligation to update or revise any forward-looking statement. If Norfolk Southern updates any forward-looking statement, no inference should be drawn that Norfolk Southern will make additional updates with respect to that statement or any other forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, and other factors which are, in some cases, beyond the control of Norfolk Southern and could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting  Norfolk Southern or any of its respective subsidiaries. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements made by Norfolk Southern are specified elsewhere in Norfolk Southern's documents filed with the SEC. Documents filed with the SEC by Norfolk Southern are accessible on the SEC's website at www.sec.gov and Norfolk Southern's website at www.nscorp.com.

A registration statement relating to the new Norfolk Southern unsecured debt securities has been filed with the SEC and was declared effective on August 16, 2004. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

A Prospectus and related exchange offer materials will be mailed to holders of Norfolk Southern's unsecured debentures in connection with the proposed exchange offer. These documents will contain important information about the proposed transaction and the proposed exchange offer. INVESTORS AND HOLDERS OF NORFOLK SOUTHERN'S OUTSTANDING UNSECURED NOTES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and holders of Norfolk Southern's unsecured notes will be able to obtain free copies of documents related to the exchange offer through the website maintained by the SEC at http://www.sec.gov.  In addition, free copies of any of these documents may be obtained from Norfolk Southern by directing a request to: Norfolk Southern Corp., Three Commercial Place, Norfolk, VA  23510, Attention: Corporate Secretary, (757) 629-2680. In addition to the registration statement and prospectus, Norfolk Southern files annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public through the website maintained by the SEC at http://www.sec.gov. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, in connection with the exchange offer, may also be obtained from:   Global Bondholders Services Corp., 65 Broadway-Suite 704, New York, New York 10006, Attention: Corporate Affairs, phone number:  (212) 430-3774 or (866) 470-3800.

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